SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2005
Date of report (Date of earliest event reported)

ARDEN REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland (State of other jurisdiction of incorporation)	1-12193 (Commission File Number)	95-4578533 (I.R.S. Employer Identification No.)

11601 Wilshire Boulevard
Fourth Floor
Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 966-2600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 EXHIBITS
SIGNATURES
EX-10.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     The Arden Realty Limited Partnership Deferred Compensation Plan (the “Plan”) allows participants to defer taxes on amounts contributed to the Plan on their behalf by Arden Realty Limited Partnership, Arden Realty, Inc. (the “Company”) and their respective subsidiaries that have been selected by the Company’s Board of Directors (the “Board”) to participate and have chosen to sponsor the Plan (the “Participating Subsidiaries” or, collectively, “Plan Sponsors”).

     The Plan allows select highly compensated or management employees of Plan Sponsors (“Eligible Employees”) to receive contributions from Plan Sponsors and to defer taxation on those amounts until distributed. Currently, the Plan provides only for contributions by the Plan Sponsors and does not provide for elective deferrals of salary or bonus by Eligible Employees.

     On May 18, 2005, the Board approved the following changes to the Plan:

•	Eligible Employees will be allowed to contribute a portion of their salaries and bonuses to the Plan and defer taxation on the amounts deferred;

•	beginning July 1, 2005, newly eligible Eligible Employees can contribute up to thirty percent (30%) of their base salaries to the Plan;

•	beginning January 1, 2006, all Eligible Employees can contribute up to thirty percent (30%) of their base salaries and thirty percent (30%) of their bonuses to the Plan;

•	any contributions would only be forfeited by an Eligible Employee if fired for cause. Otherwise, the employee contribution would be considered fully vested and distributable based upon an election made at the time of deferral, termination, disability, death, retirement or a change in control of the Plan Sponsor; and

•	Eligible Employees of NextEdge, Inc., a subsidiary of the Company, will be allowed to participate in the Plan as of July 1, 2005.

     The full text of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

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ITEM 9.01 EXHIBITS

     (c) Exhibits:

     10.1 Amended and Restated Arden Realty Limited Partnership Deferred Compensation Plan

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2005	ARDEN REALTY, INC.
	By:	/s/ Richard S. Davis
Richard S. Davis
Executive Vice President and Chief Financial Officer

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